UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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RG GLOBAL LIFESTYLES, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

RG GLOBAL LIFESTYLES, INC.
1200 N Van Buren, Suite A, Anaheim, CA 92807
(949) 888-9500 - telephone

TO OUR SHAREHOLDERS:

You are invited to attend the Annual Meeting of shareholders (the "Meeting") of RG Global Lifestyles, Inc. (together with its subsidiaries, "Company", "RGBL", "we", "us" or "our"), a California corporation, which will be held on March 27, 2009 at 10:00 A.M. at the Marriott Hotel in 18000 Von Karman Ave. Irvine, CA for the following purposes:

1.	To elect four (4) directors to hold office for a one year term and until each of their successors are elected and qualified.

2.	To ratify the appointment of McKennon Wilson & Morgan LLP as independent auditor.

3.	To act upon other business as may properly come before the Meeting.

Common stockholders of record on the close of business on February 27, 2009 are entitled to notice of the Meeting. All stockholders are cordially invited to attend the Meeting in person , however, your vote is not necessary to effect the actions above, as shareholders constituting a majority in interest of the voting stock of the Company have appointed Grant King as proxy for purposes of voting at the Meeting, and Mr. King will vote the shares to approve the actions above.

By Order of the Board of Directors

Grant King
CEO

February 27, 2009
Anaheim, California

RG GLOBAL LIFESTYLES, INC.
1200 N Van Buren, Suite A, Anaheim, CA 92807

INFORMATION STATEMENT
February 27, 2009
-------
This Information Statement is furnished by the Board of Directors RG Global Lifestyles, Inc. (together with its subsidiaries, "Company", "RGBL", "we", "us" or "our") to provide notice of the Annual Meeting of shareholders of the Company which will be held on on March 27, 2009 at 10:00 A.M. at the Marriott Hotel in 18000 Von Karman Ave. Irvine, CA (the "Meeting").  The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on February 27, 2009 (the "Record Date").  This Information Statement will be first mailed on or about March 1, 2009 to stockholders of record at the close of business on the Record Date.  As of the Record Date, there were approximately 76,754,749 shares of common stock and 66,667 shares of Series A Preferred Stock of the Company issued and outstanding.  The holders of all outstanding shares of common stock and preferred stock are entitled to one vote per share registered in their names on the books of the Company at the close of business on the Record Date The presence at the Meeting of the holders of a majority of the outstanding shares of stock entitled to vote at the Meeting are necessary to constitute a quorum.  The Board of Directors is not aware of any matters that are expected to come before the Meeting other than the matters referred to in this Information Statement.

The matters scheduled to come before the Meeting require the approval of a majority of the votes cast at the Meeting.  Shareholders beneficially owning 46,982,791 shares of common stock, which equals 61% of our outstanding stock as of the Record Date have appointed Grant King, the Company’s CEO and director, as proxy for purposes of voting at the Meeting, which allows him to vote a majority of total voting shares outstanding as of the Record Date, and will therefore be able to approve the matters presented in this Information Statement.  The Company is not soliciting your vote as Mr. King already has the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of five (5) authorized directors. A total of four (4) directors will be elected at the Meeting to serve until the next annual shareholder meeting. The nominees for election are Mr. Juzer Jangbarwala, Mr. Grant King, Mr. David Koontz, and Mr. Steve Ritchie. If at the time of the Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, Mr. King, as proxy for a majority in interest of the Company’s common stock, shall vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. As Mr. King, as proxy, will represent a quorum present at the Meeting,, the nominees for directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

The following sets forth certain information about each of the director nominees:

GRANT KING, 56, CHIEF EXECUTIVE OFFICER. Mr. King has served as General Manager and Managing Director of two major manufacturing and export companies in Bangkok, Thailand since 1990. From September 1996 to September 2000, Mr. King served as President of various wholly-owned subsidiaries of the Company's predecessor, L.L. Knickerbocker Co., Inc. and between October 2000 and June 2004, Mr. King was managing his own business interests overseas. From 1997 to July 2003, he also served as president and CEO of L.L. Knickerbocker (Thai) Co. Ltd. in Thailand.

STEVE RITCHIE, 66, retired Brig. Gen. USA. Gen. Ritchie became an advisory board member to the Company in August 2005 and subsequently became a Director in October 2005. Prior to joining the Company in these positions, Mr. Ritchie had a career in the US Air Force, culminating with the rank of Brigadier General.

JUZER JANGBARWALA, 48, CHAIRMAN AND CHIEF TECHNOLOGY OFFICER. Mr. Jangbarwala in 1989 was founder and CEO of Hydromatix, Inc., a company that was acquired by BOC Edwards in 2002. In 2002, Mr. Jangbarwala founded and became CEO of Catalyx Inc. as a technology incubator. In 2004, he became CEO of Energix Research, Inc., a subsidiary of Catalyx, Inc., as a developer of low cost hydrogen generators. In 2006, Catalyx spun off CFS, and Mr. Jangbarwala serves as its CTO to develop innovative water treatment technologies from the Catalyx portfolio of patents. Mr. Jangbarwala has a B.S. in Chemical Engineering from Lehigh University.

DAVID KOONTZ, 65. Mr. Koontz has been Chief Financial Officer for WLG Inc. since August, 2005. From July 15, 2003 to August 6, 2005, he was the Chief Financial Officer of the O2Diesel, Corp, a publicly traded company on the American Stock Exchange. Mr. Koontz has served as a Director of O2Diesel Corp. from July 15, 2003, to July 14, 2008, . From the period January 2000 to September 2002 to Mr. Koontz worked as an independent business consultant, mostly for businesses located in Asia. Mr. Koontz began his business career as a CPA and became a partner with Arthur Andersen & Co. He practiced in the firm's offices in Los Angeles, Hong Kong, Singapore and Tokyo.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF EACH NOMINEE

PROPOSAL NO. 2

RATIFICATION OF BOARD OF DIRECTORS' SELECTION OF MCKENNON, WILSON & MORGAN LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR ENDED MARCH 31, 2009

The Board of Directors has appointed the firm of McKennon, Wilson & Morgan LLP as the independent auditor to audit the account of the Company and its subsidiary for the year ended March 31, 2009. This firm has audited the account and records of the Company and its subsidiary since March 2006. Representatives of McKennon, Wilson & Morgan LLP are invited to attend the Annual Meeting and to respond to appropriate questions, and they will have the opportunity to make a statement if they wish.

In the event shareholders fail to ratify the appointment of McKennon, Wilson & Morgan, LLP, the Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the Meeting either in person or by proxy will be required for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL NUMBER 2

Corporate Governance

BOARD MEETINGS AND ANNUAL MEETING ATTENDANCE

The Board of Directors did not meet during fiscal year ended March 31, 2008.  The Board acted 3 times by unanimous written consent in lieu of a meeting during fiscal 2007/2008.

The Board of Directors encourages attendance by our directors at the Annual Meeting of Shareholders, three of our five directors attended the 2007 annual meeting; Mr. Koontz and Mr. Ritchie did not attend.

AUDIT COMMITTEE

The Company's Board of Directors currently has one member - independent Director David Koontz - serving on its Audit Committee. The Board has determined that Mr. Koontz qualifies as its audit committee financial expert for purposes of the SEC rules.

The Company’s Audit Committee held one meeting during the fiscal year ended March 31, 2008. The function of the Audit Committee, as detailed in the Audit Committee Charter, is to provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, management practices, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Among the policies and procedures adopted by the Audit Committee is the requirement that the Audit Committee is charged with the responsibility for investigation, contact, and negotiation with the independent auditor regarding audit and related fees incurred during the fiscal year.  In accordance with the requirements of paragraph (c) (7) (i) of Rule 2-01 of Reg S-X, the Committee made all necessary contact, inquiry, and recommendations, in order to to approve all (100%) of the independent auditing fees, audit-related fees, tax fees, and all other fees , in advance, for the conduct of the audit for fiscal 2007-2008.  None of the hours related to the Company's independent auditor's work for fiscal 2007-2008 was attributable to work performed by persons other than the auditor's full-time, permanent employees.  No part of the pre-approval policies and procedures for the foregoing specified services has been delegated to management.

Pursuant to the Sarbanes-Oxley Act of 2002, the Company's Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee.  A copy of the charter is attached as Appendix A to the Company's Definitive Proxy Statement filed September 20, 2005.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for fiscal years ended March  31, 2008 and 2007 with the Company’s management.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), 2 as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Based on the such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-KSB for the last fiscal year for filing with the SEC.

Respectfully submitted,

David Koontz

The preceding Report of the Audit Committee will be filed with the records of the Company

NOMINATING AND COMPENSATION COMMITTEES

The Board of Directors does not have a standing nominating committee, compensation committee or any committees performing similar functions. As there are only five Directors serving on the Board, it is the view of the Board that all Directors should participate in the process for the nomination and review of potential Director candidates and for the review of the Company's executive pay practices. It is the view of the Board that the participation of all Directors in the duties of nominating and compensation committees ensures not only as comprehensive as possible a review of Director candidates and executive compensation, but also that the views of independent, employee, and shareholder Directors are considered.

The Board does not have any formal policy regarding the consideration of director candidates recommended by shareholders; any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from shareholders and would evaluate shareholder nominees in the same manner that it evaluates a candidate recommended by other means. Shareholders may submit candidate recommendations by mail to RG GLOBAL LIFESTYLES, INC.
1200 N VAN BUREN, SUITE A, ANAHEIM, CA 92807. With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.

CODE OF ETHICS

The Company has adopted a code of ethics that is applicable to our directors and officers. Our code of ethics is posted on our website and can be accessed at WWW.RGGLIFE.COM.

EXECUTIVE OFFICERS AND SIGNIFICANT CONSULTANT

In addition to Mr. King and Mr. Jangbarwala, whose biographical information is set forth above, during fiscal 2007, two individuals – William Hitchcock and  Brian Ruttencutter – served as Chief Financial Officer for the Company.  Mr. Hitchcock resigned as of November 30, 2007, and Mr. Ruttencutter’s employment was terminated on May 9, 2008.

RICHARD LAMBRIGHT, 49, CONTROLLER AND PRINCIPAL ACCOUNTING OFFICER, holds a Bachelor of Science from California State Fullerton and is a Certified Public Accountant.  Since 2004, Mr. Lambright has been president of 180 Business Solutions, Inc., an accounting and consulting firm. Prior to 2004, Mr. Lambright was Chief Financial Officer of Auto and Truck Glass LLC. Mr. Lambright will serve as a consultant and not as an employee of the Company.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation of our Executive Officers for the fiscal years ending on March 31, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Louis Knickerbocker	2006/07	$160,000			$4,610,768				$4,770,768
CEO and Chairman	2005/06	$—			0				0

Grant King	2006/07	$67,500	0	0	$2,296,875				$2,364,375
President Aquair Asia and Director RGBL	2005/06	$—			0				0

Joseph Murray	2006/07	$87,500			$1,297,730				$1,385,230
VP Operations and Director	2005/06	$40,000			0				$40,000

William Hitchcock	2006/07	$85,500	0	0	$1,162,274				$1,247,774
Chief Financial Officer	2005/06	$36,000			0				$36,000

Juzer Jangbarwala	2006/07	$24,000	0	0	$1,255,548				$1,279,548
Chief Technology Officer and Director

DIRECTOR COMPENSATION

The following table sets forth the compensation of our directors for the fiscal years ending on March 31, 2008 and 2007 (if not addressed in the Executive Officer Compensation table above).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Louis Knickerbocker							0
Grant King							0
Juzer Jangbarwala							0
Steve Ritchie			$62,710				$62,710
Joseph Murray							0

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Louis Knickerbocker	1,570,000	2,338,000		0.28	5/3/2011
	250,500	1,753,500		0.69	12/26/2011
Grant King	166,000	1,162,000		0.2	5/3/2011
	124,500	871,500		0.4	12/26/2011
Joseph Murray	84,000	588,000		0.2	5/3/2011
	90,000	630,000		0.4	12/26/2011
Wiliam Hitchcock	170,000	588,000		0.2	5/3/2011
	63,000	441,000		0.4	12/26/2011
Juzer Jangbarwala	187,500	1,312,500		0.2	1/26/2012
	62,500	437,500		0.4	1/26/2012
FAMILY RELATIONSHIPS

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, for the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ADVERSE PROCEEDINGS

There exists no material proceeding to which any director or officer is a party adverse to the Company small business issuer or has a material interest adverse to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the following reports required to be filed with respect to transactions in our Common Stock during the fiscal year ended March 31, 2007 were untimely:

•	William Hitchcock Form 4, filed 5/25/07 was due 5/20/07.
•	Juzer Jangbarwala Form 4, filed 7/02/07, was due 6/20/07.
•	Brian Ruttencutter Form 4 for the acquisition of a 300,000 stock option grant on 12/1/07, was not filed.
•	William Hitchcock Form 4, for the exercise of 250,000 stock options on 11/30/07 was not filed.
•	Grant King and Juzer Jangbarwala Form 4s for the acquisition of a 100,000 stock option grant each on 3/5/08 were filed on 3/13/08.
•	Steve Ritchie and Joseph Murray Form 4s for the acquisition of a 100,000 stock option grant each on 3/5/08 were filed on 3/14/08.
•	David Koontz Form 4 for the acquisition of a 100,000 stock option grant on 3/5/08 was not filed.
•	Estate of Louis Knickerbocker Form 4s for the sale of approximately 25,000 shares during the fiscal year were not filed.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

a.
Audit Fees:  Aggregate fees billed for professional services rendered for the audit of our annual financial statements for the period ended March 31, 2008 and 2007, were approximately $55,000 and $90,000, respectively.

b.
Audit-Related Fees:  Fees billed for audit-related services were approximately $20,000 and $24,000 for the fiscal years ended March 31, 2008 and 2007, respectively. These fees were primarily for reviews of quarterly un-audited financial statements.

c.	Tax Fees. Fees billed for tax services were approximately $2,500 and $225 for the fiscal years ended March 31, 2008 and 2007, respectively.

d.
All Other Fees: Aggregate fees billed for services other than those described above were approximately 9,000 for the fiscal year ended March 31, 2008 for services; and $10,000 for the fiscal year ended March 31, 2007 for the review of the Company's Form SB-2 and for restatements of the Company’s financial statements for the Quarters ended September 30 and December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended March 31, 2008 and 2007, the Company had the following related party transactions.

During the year ended March 31, 2008, the Company issued a purchase order to Catalyx Fluid Solutions, Inc. (“Catalyx”), for the purchase of resin, at the approximate cost of $756,000, needed for the operation of the Company’s wastewater treatment plant in Wyoming. Catalyx is partially owned by Juzer Jangbarwala, a Company Director and its Chief Technology Officer. In addition, from time to time, Catalyx has paid for various costs related to the wastewater treatment plant on behalf of the Company, for which the Company has reimbursed Catalyx. Total costs incurred by Catalyx on behalf of the Company  during the year ended March 31, 2008 were $767,049. As of March 31, 2008, amounts due to Catalyx totaled about $300,000 and are included in accounts payable.

During the year ended March 31, 2008, the Company utilized Catalyx Engineering, Inc., (“CEI”), an entity partially owned by Juzer Jangbarwala, Company Chairman and CTO, for engineering services related to the design and construction of its water treatment plant in Wyoming. The agreement is verbal and provides engineering services at $75 per hour, which represents a 37.5% discount off of normal CEI rates. Total costs incurred by the Company with CEI during the year ended March 31, 2008 were $118,157. As of March 31, 2008, amounts due to CEI included in accounts payable were $24,353.

During the fiscal year ended March 31, 2008, the Company utilized Fusion Solutions (“Fusion”) for manufacturing of product and promotional items for its OC Energy drink products. Fusion is partially owned by Mariano Fusco, a partial owner and former CEO of the Company’s subsidiary, OC Energy and Albert Guerra, a partial owner of OC Energy. Total costs incurred by the Company with Fusion during the year ended March 31, 2008 were $112,750. As of March 31, 2008, amounts due to Fusion included in accounts payable were $99,181.

 During the fiscal year ended March 31, 2005, the Company entered into an agreement with a company wholly owned by the former Chief Executive Officer of the Company for the subleasing of office space and administrative support services. The agreement, which was month to month, was cancelled during fiscal 2008. During the year ended March 31, 2007, payments to this former related party for these services were $208,715.

On January 26, 2007, a Technology Transfer Agreement between the Company and Catalyx became effective. Pursuant to the terms of this agreement, the Company purchased a wastewater filtration technology from Catalyx, and was prepaid $200,000 to Catalyx against future royalty payments by the Company.  Future royalties payable to Catalyx are based on revenues generated by sales and royalties of the technology, and Catalyx be paid a royalty of $0.01 per barrel on revenue received from technology lease or usage transactions in Wyoming, and a 5% royalty on the sale price of the equipment based on the technology used by a third party for a plant manufactured for use in Wyoming.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the current common stock ownership of (i) each person known by the Company to be the beneficial owner of five percent or more of the Company's common and preferred stock based upon approximately 76,754,749 shares outstanding as of February 27, 2009, (ii) each officer and director of the Company individually, and (iii) all officers and directors of the Company as a group. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and/or warrants held by that person that are currently exercisable, as appropriate, or will become exercisable within sixty (60) days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner who is an officer or director is in care of the Company at 1200 N Van Buren, Suite A, Anaheim, CA 92807.

TITLE OF	NUMBER OF		PERCENT OF
CLASS	SHARES	NOTE	CLASS	NAME OF BENEFICIAL OWNER
Common	6,707,704	(1)	8.74%	Estate of Louis Knickerbocker
Common	4,000,000	(2)	5.21%	NIR Group
Common	2,707,000	(3)	3.53%	Grant King, CEO and Director
Common	1,741,667	(4)	2.27%	Juzer Jangbarwala, Chairman and CTO
Common	592,914	(5)	*	Joseph Murray, Director
Common	239,235	(3)	*	Steve Ritchie, Director
Common	162,500	(3)	*	Richard Lambright, Controller
Common	54,167	(3)	*	David Koontz, Director

All officers and directors as a group (6 persons)

(1)	This figure includes 2,154,274 shares issuable to the estate of Mr. Knickerbocker pursuant to options and warrants to purchase shares of our common stock.
(2)	Relates to warrants.
(3)	Shares issuable pursuant to options to purchase shares of our common stock within 60 days of June 30, 2008.
(4)	Includes 1,741,667 shares issuable to Mr. Jangbarwala pursuant to options to purchase shares of our common stock within 60 days of June 30, 2008.
(5)	Includes 508,132 shares issuable to Mr. Murray pursuant to warrants to purchase shares of our common stock.

*	Less than 1%.

COMMUNICATIONS BETWEEN SHAREHOLDERS AND THE BOARD OF DIRECTORS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to RG Global Lifestyles, Inc., 1200 N Van Buren, Suite A, Anaheim, CA 92807, Attention: Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

A copy of the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2008, as filed with the SEC, is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 1200 N Van Buren, Suite A, Anaheim, CA 92807 or by calling telephone number (949) 888-9500.

In certain cases, only one Annual Report and Information Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Information Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, RG Global Lifestyles Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements, or Information Statements if they are receiving multiple copies of Annual Reports, Proxy Statements, or Information Statements by directing such request to the same mailing address.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for vote at the Meeting, other than the proposals described in this Information Statement. However, should any additional matters properly come before the Meeting, it is the intention of Mr. King to vote on such matters in accordance with his best judgment.

PROXY SOLICITATION

We do not need your proxy. Please do not send any proxy, since Mr. King has the votes to approve all actions contemplated at the Meeting.

By Order of the Board of Directors

Grant King
CEO
Anaheim, California
February 27, 2009